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Exhibit 12 to 2001 10-Q


                             CONVERGYS CORPORATION
               Computation of Ratio of Earnings to Fixed Charges
                             (Amounts in millions)

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                                                                                        For the Six
                                                                                        Months Ended
                                                                                       June 30, 2001
                                                                                     -----------------
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Earnings:

      Income before income taxes, extraordinary
      charges and cumulative effect of change
      in account principle                                                           $            55.5

      Adjustment for undistributed (income)/losses
      of partnerships                                                                              3.3

      Interest expense                                                                            12.5

      Portion (1/3) of rental expense deemed interest                                             17.9
                                                                                     -----------------
            Total earnings                                                           $            89.2
                                                                                     =================


Fixed Charges:

      Interest expense                                                               $            12.5

      Portion (1/3) of rental expense deemed interest                                             17.9
                                                                                     -----------------
            Total fixed charges                                                      $            30.4
                                                                                     =================

Ratio of Earnings to Fixed Charges (1)                                                            2.93
                                                                                     =================
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(1)     The ratio of earnings to fixed charges for the six months ended June 30,
        2001 includes the impact of $31.8 in special items related to the acquisition of Geneva Technology Limited. Excluding the special items, the ratio of earnings to fixed charges for the six months ended June 30,
        2001 was 3.98.